UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2022
   _____________________
Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors (the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), adopted Amended and Restated Bylaws of the Company, effective November 1, 2022 (the “New Bylaws”). The New Bylaws supersede and replace in their entirety the Amended and Restated Bylaws of the Company in effect immediately prior to adoption of the New Bylaws (the “Prior Bylaws”).
The Board adopted the New Bylaws to address Rule 14a-19 (the “Universal Proxy Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to stockholder meetings involving contested director elections held after August 31, 2022, and provides for the use of universal proxy cards by management and stockholders soliciting proxy votes for their own candidates in director election contests. The New Bylaws also reflect recently adopted amendments to the Delaware General Corporation Law (the “DGCL”). Through adoption of the New Bylaws, the Board made the following changes to the Prior Bylaws (the “Amendments”):
•Clarify that a stockholder seeking to call a special meeting of stockholders of the Company pursuant to the Company’s Restated Certificate of Incorporation, as amended, and Section 2.3 of the New Bylaws, must comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable thereto. See Section 2.3(a) and Section 2.3(k) of the New Bylaws.
•Amend the provisions of the Prior Bylaws that address how notice may be given of the adjournment of a virtual meeting of stockholders. The amendment, which incorporates recent changes to Section 222 of the DGCL, provides, in respect of a meeting conducted through remote communications, that notice of the adjournment of such meeting need not be given if the time and the means of remote communications by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (1) announced at such meeting at which the adjournment is taken, (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (3) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL, and certain other requirements are satisfied. See Section 2.7 of the New Bylaws.
•Amend the Prior Bylaws to effectuate the amendment to Section 219 of the DGCL that eliminates the requirement that a Delaware corporation make available its stockholder list during a stockholder meeting. In accordance with Section 219 of the DGCL, the New Bylaws continue to require that the Company make the stockholder list available for inspection during the 10 days before a meeting of stockholders. See Section 2.11 of the New Bylaws.
•Address matters relating to the Universal Proxy Rule, including (1) providing that the Company may disregard any proxies or votes solicited for the nominees proposed by a stockholder who has provided notice to the Company pursuant to the Universal Proxy Rule if such stockholder thereafter notifies the Company that it no longer intends to solicit proxies in support of director nominees (other than the Company’s nominees) pursuant to the Universal Proxy Rule or fails to comply with the requirements of federal securities laws, regulations and rules, including the Universal Proxy Rule, applicable to such solicitation, (2) requiring stockholders intending to solicit proxies pursuant to the Universal Proxy Rule to notify the Company of any change in such intent promptly, but in no event later than two business days of such change, and (3) requiring stockholders that provide notice to the Company pursuant to the Universal Proxy Rule to deliver to the Secretary of the Company, no earlier than ten business days and no later than five business days prior to the applicable shareholder meeting date, reasonable evidence of the satisfaction by such stockholders of the requirements applicable to it under the Universal Proxy Rule. See Section 2.12 of the New Bylaws.
•Incorporate ministerial updates and conforming changes.
The foregoing summary of the Amendments is qualified in its entirety by reference to the complete text of the New Bylaws, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated hereby by this reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
3.3*	Amended and Restated Bylaws of Air Transport Services Group, Inc., effective as of November 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	November 7, 2022